Exhibit 99.1

Enveric Biosciences Announces Distribution of

Series C Preferred Stock to Holders of its Common Stock

NAPLES, Fla., May 3, 2022 - Enveric Biosciences Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly-designated Series C Preferred Stock, par value $0.01 per share, for each outstanding share of Enveric common stock held of record as of 5:00 p.m. Eastern Time on May 13, 2022. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a proposal to increase the number of authorized shares of the Company’s common stock, a proposal giving the Board of Directors the authority, as it determines appropriate, to implement a reverse stock split within twelve months following the approval of such proposal by the Company’s stockholders, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the foregoing matters, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series C Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series C Preferred Stock).

All shares of Series C Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the above described proposals as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series C Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by Enveric’s Board of Directors or automatically upon the approval by Enveric’s stockholders of the above described proposals.

The Series C Preferred Stock will be uncertificated, and no shares of Series C Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series C Preferred Stock equal to the number of shares of Enveric’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series C Preferred Stock will be contained in a report on Form 8-K to be filed by Enveric with the Securities and Exchange Commission.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a neuroscience company developing next-generation psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization for millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD, and more. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Natalie Dolphin

Enveric Biosciences Inc.

416.706.6364

ndolphin@enveric.com